Exhibit 10.1
TERMINATION OF THE
DISTRIBUTION AGREEMENT

THIS TERMINATION OF THE DISTRIBUTION AGREEMENT is entered into this 31st day of March 2023 (the “Effective Date”) by and between Sanken Electric, Co., Ltd., located at 3-6-3 Kitano, Niiza-shi, Saitama, Japan (“SANKEN”), and Allegro MicroSystems, Inc, located at 955 Perimeter Road, Manchester, New Hampshire 03103, U.S.A. (“ALLEGRO”).

WHEREAS, SANKEN and ALLEGRO entered into a Distribution Agreement executed by the parties on July 5, 2007 (the “Agreement”); and

WHERAS, the parties desire to terminate such Agreement;

NOWTHEREFORE, the parties agree to the following:

1.As consideration for SANKEN’s acceptance of the termination of the Agreement within the allowable notice period specified in Article 8.2 Termination of the Agreement, ALLEGRO agrees to pay SANKEN a one-time payment of five million US Dollars ($5,000,000.00) on or before March 31st, 2023.

2.SANKEN and ALLEGRO will enter separate agreements from April 1, 2023 to address a specific customer’s requirement and ALLEGRO product inventory possessed by Sanken as of the Effective Date of this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Termination of the Distribution Agreement, as of the Effective Date first above written.

SANKEN ELECTRIC CO., LTD. ALLEGRO MICROSYSTEMS, LLC

By: /s/ Satoshi Yoshida its By: /s/ Derek D’Antilio its
Satoshi Yoshida Derek D’Antilio

Title: Director, Senior Corporate Officer Title: Sr Vice President & CFO

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